EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-09043 of Proffitt's, Inc. on Form S-4 of our report dated March 3, 1995 of Younkers, Inc., appearing in and incorporated by reference in the Annual Report on Form 10-K of Proffitt's, Inc. for the year ended February 3, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP

Des Moines, Iowa
October 22, 1996